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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of Knoll, Inc. of our report dated January 15, 1996 relating to the consolidated financial statements of The Knoll Group, Inc. which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the two years ended December 31, 1995 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the consolidated financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the references to us under the headings "Experts," "Summary Historical and Pro Forma Financial Information," and "Selected Financial Information" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Summary Historical and Pro Forma Financial Information" and "Selected Financial Data."

/s/ Price Waterhouse LLP

Price Waterhouse LLP
600 Grant Street
Pittsburgh, Pennsylvania 15219
April 17, 1997